Exhibit 99.1

      Beverly Third-Quarter EPS Totals 9 Cents; Stock Repurchase Authorized

    FORT SMITH, Ark.--(BUSINESS WIRE)--Nov. 11, 2003--Beverly Enterprises, Inc. (NYSE: BEV) today announced that its net income for the third quarter of 2003 was $10 million (9 cents per share diluted), compared to $15.6 million (15 cents per share diluted) in the same period of 2002. Results for both periods include continuing operations and discontinued operations, as well as charges for asset impairments, workforce reductions and other unusual items.
    Income from continuing operations totaled $8.4 million (8 cents per share diluted) for the third quarter of 2003, reflecting higher per diem rates, occupancy increases and improved patient mix for Skilled Nursing Facilities, as well as gains in revenues, pre-tax income and operation margins for AEGIS Therapies and Hospice operations, compared to the year-earlier quarter. During the comparable 2002 period, income from continuing operations totaled $16.4 million (16 cents per share diluted), primarily reflecting higher levels of Medicare payments in effect during that quarter.
    Third quarter 2003 results include income of $1.6 million (one cent per share diluted) from discontinued operations, primarily reflecting gains on sales net of operating losses for certain nursing facilities, MK Medical and Care Focus. There was a loss related to these discontinued operations for the 2002 third quarter totaling $835,000.

    Stock Repurchase Authorized

    Beverly also announced that its Board of Directors has authorized the company to purchase at the company's discretion, from time to time on the open market or through privately negotiated transactions, up to $20 million of its outstanding shares of common stock. The authorization will be effective December 1, 2003 and remain in effect for one year.

    Revenues, Cash Flows Increase

    Net operating revenues for the 2003 third quarter totaled $531.1 million, up from $517.3 in the year-earlier period. (Both periods have been adjusted to exclude discontinued operations.) The higher revenues from the 2003 period reflect a 47 percent increase in revenues from non-Beverly business for AEGIS Therapies, a 25 percent increase in Hospice revenues, and increases of 7 percent and 5.1 percent, respectively, in Medicaid and private per diem nursing facility rates. These revenue increases were partially offset by a net decrease of $8.1 million in Medicare revenues related to the October 1, 2002 elimination of certain payments.
    Net cash provided by operations during the 2003 third quarter totaled $33 million, compared to $27.6 million for the year-earlier period, and proceeds from dispositions for the 2003 period (primarily nursing facilities) were $38.1 million. Total debt was reduced during the quarter by $22.3 million, or nearly 4 percent. Cash at the end of the 2003 third quarter totaled $168.7 million, up $34.2 million during the quarter and up $63 million from the 2002 third quarter.

    Operating Metrics Improve

    "The operating momentum we established early this year continued to build in the third quarter," said William R. Floyd, Chairman and Chief Executive Officer. "Skilled Nursing Facilities, AEGIS Therapies and Hospice each achieved important gains in operating metrics, compared to the third quarter of 2002. We also continued to improve our performance on state surveys, and every region within our Skilled Nursing Facility business exceeded its clinical quality of care objectives for the third quarter."
    Skilled Nursing Facilities achieved an increase from the prior-year period in Medicare patient days as a percentage of total patient days for the 15th consecutive quarter, posting a gain of 40 basis points to 11 percent. Overall occupancy for continuing operations averaged 88.3 percent, an improvement of 65 basis points from the third quarter of 2002. If all the facilities in the divestiture portfolio were excluded from 2003 third-quarter results, occupancy would have averaged 89.5 percent. Occupancy levels in facilities with units specializing in the care of Alzheimer's patients exceeded internal targets for those units and for the host facility. At the end of the third quarter, Beverly had 103 Alzheimer's units, including five that specialize in providing care for patients with advanced stages of this disease.
    The weighted average wage rate during the 2003 third quarter rose five percent compared with the year-earlier period. Wage rates are expected to grow in the 2003 fourth quarter, as retention levels continue to increase among direct care-givers and facility management and as additional wage increases are implemented.
    "AEGIS Therapies achieved another quarter of profitable growth," Floyd continued. "Revenue from non-Beverly customers was up 47 percent compared to the 2002 third quarter, and by year-end 2003 should be at an annualized rate of $87 million. AEGIS added 25 new third-party clients during the period, bringing its outside business base to 480 clients, while continuing to maintain attractive margins."
    Hospice operations also achieved impressive growth during the third quarter, with revenues up 25 percent and pre-tax income up more than 60 percent, compared to the year-earlier period. Average daily census reached 952 patients for the 2003 third quarter, an increase of 23 percent from the same period in 2002. The annualized revenue rate for Hospice at year-end 2003 is expected to be more than $40 million.
    Beverly shareholders may listen to a discussion by senior management of the company's performance at 8:30 a.m. EST today by dialing 1-888-202-2422 or 1-913-981-5592 and entering reservation number 778023. A recording of this conference call will be available from 11:30 a.m. EST today until midnight Friday, November 21. Shareholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 778023 to access the recording.
    This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This release may contain forward-looking statements, including statements related to performance in 2003 and beyond, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include: national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including the company's compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; the effects of adopting new accounting standards; liabilities and other claims asserted against the company, including patient care liabilities, as well as the resolution of lawsuits brought about by the announcement or settlement of federal government investigations and increases in the reserves for patient care liabilities; the ability to predict future reserves related to patient care and workers' compensation liabilities; the ability to replace or refinance debt obligations; the ability to reduce overhead costs, obtain pricing concessions from suppliers, improve the effectiveness of our fundamental business processes and develop new sources of profitable revenues; the ability to execute our strategic growth initiatives and implement our strategy to divest certain of our nursing facilities in a timely manner at fair value; the ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions, capital improvements and on-going operations; the competitive environment in which the company operates; the ability to purchase its stock and changes in the stock price after any such purchases; the ability to maintain and increase census levels; and demographic changes. These and other risks and uncertainties that could affect future results are addressed in the company's filings with the Securities and Exchange Commission, including Forms 10-K/A and 10-Q.
    Beverly Enterprises, Inc. and its operating subsidiaries comprise a leading provider of healthcare services to the elderly in the United States. At October 31, 2003, they operated 399 skilled nursing facilities, as well as 21 assisted living centers, and 22 home care and hospice centers. Through AEGIS Therapies, they also offer rehabilitative services on a contract basis to nursing facilities operated by other care providers.


                       BEVERLY ENTERPRISES, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS

                              (Unaudited)

               (In thousands, except per share amounts)


                              Quarter ended       Nine months ended
                              September 30,         September 30,
                           ------------------- -----------------------
                             2003      2002       2003        2002
                           --------- --------- ----------- -----------
Net operating revenues     $531,124  $517,323  $1,553,444  $1,549,086
Interest income               1,172     1,443       3,559       3,564
                           --------- --------- ----------- -----------
       Total revenues       532,296   518,766   1,557,003   1,552,650

Costs and expenses:
 Operating and administrative:
    Wages and related       320,512   316,179     938,760     937,448
    Provision for insurance
     and related items       33,639    20,460      99,206      77,309
    Other                   132,658   127,853     398,957     391,967
 Interest                    16,639    16,064      49,340      48,623
 Depreciation and
  amortization               15,879    17,363      46,642      52,048
 Florida insurance reserve
  adjustment                     --        --          --      22,179
 California investigation
  settlement and related
  costs                          --        --        (925)      6,300
 Adjustment to estimated
  reserves related to
  settlements of federal
  government investigations      --        --          --      (6,940)
 Asset impairments,
  workforce reductions and
  other unusual items         2,726     3,413       4,361       3,413
                           --------- --------- ----------- -----------
       Total costs and
        expenses            522,053   501,332   1,536,341   1,532,347
                           --------- --------- ----------- -----------

Income before provision for
 income taxes, discontinued
 operations and cumulative
 effect of change in
 accounting for goodwill     10,243    17,434      20,662      20,303
Provision for income taxes    1,853     1,021       4,290       3,431
                           --------- --------- ----------- -----------

Income before discontinued
 operations and cumulative
 effect of change in
 accounting for goodwill      8,390    16,413      16,372      16,872
Discontinued operations,
 net of income taxes of $0    1,593      (835)     23,290       5,196
Cumulative effect of change
 in accounting for
 goodwill, net of income
 taxes of $0                     --        --          --     (77,171)
                           --------- --------- ----------- -----------
Net income (loss)          $  9,983  $ 15,578  $   39,662  $  (55,103)
                           ========= ========= =========== ===========

Net income (loss) per share
 of common stock:
 Basic:
    Before discontinued
     operations and
     cumulative effect of
     change in accounting
     for goodwill          $   0.08  $   0.16  $     0.15  $     0.16
    Discontinued
     operations, net of
     income taxes              0.01     (0.01)       0.22        0.05
    Cumulative effect of
     change in accounting
     for goodwill, net of
     income taxes                --        --          --       (0.74)
                           --------- --------- ----------- -----------

    Net income (loss) per
     share of common stock $   0.09  $   0.15  $     0.37  $    (0.53)
                           ========= ========= =========== ===========

    Shares used to compute
     basic net income
     (loss) per share       107,142   104,865     106,356     104,681

 Diluted:
    Before discontinued
     operations and
     cumulative effect of
     change in accounting
     for goodwill          $   0.08  $   0.16  $     0.15  $     0.16
    Discontinued
     operations, net of
     income taxes              0.01     (0.01)       0.22        0.06
    Cumulative effect of
     change in accounting
     for goodwill, net of
     income taxes                --        --          --       (0.74)
                           --------- --------- ----------- -----------

    Net income (loss) per
     share of common stock $   0.09  $   0.15  $     0.37  $    (0.52)
                           --------- --------- ----------- -----------
    Shares used to compute
     diluted net income
     (loss) per share       107,600   104,937     106,510     105,310
                           ========= ========= =========== ===========



BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

                             Quarter ended        Nine months ended
                             September 30,          September 30,
                         --------------------- -----------------------
                            2003       2002        2003        2002
                         ---------- ---------- ----------- -----------

Number of Nursing Home Facilities:
  Owned                        294        320         294         320
  Leased                       114        140         114         140
  Managed                       --          1          --           1
                         ---------- ---------- ----------- -----------
  Total                        408        461         408         461
                         ========== ========== =========== ===========

Number of Beds:
  Owned                     31,071     34,971      31,071      34,971
  Leased                    12,489     15,590      12,489      15,590
  Managed                       --         75          --          75
                         ---------- ---------- ----------- -----------
  Total                     43,560     50,636      43,560      50,636
                         ========== ========== =========== ===========

Assisted Living Centers         21         29          21          29
Home Care Centers               22         54          22          54
Outpatient Clinics              10        154          10         154

Patient Days             3,389,000  3,470,000  10,044,000  10,350,000


Nursing Home Occupancy -
 Continuing Ops (based
 on operational beds)        88.30%     87.65%      87.95%      87.68%

Patient Mix (based on
 patient days):
  Medicaid                   71.79%     71.64%      71.23%      71.07%
  Medicare                   10.95%     10.55%      11.45%      10.95%
  Private & Other            17.26%     17.81%      17.32%      17.98%

Sources of Revenue
 (based on $):
  Medicaid                   54.67%     53.41%      53.34%      52.84%
  Medicare                   24.72%     26.25%      25.78%      26.82%
  Private & Other            20.61%     20.34%      20.88%      20.34%

Average per diem rate
 (including ancillaries)   $152.41    $146.21     $150.34     $146.71

Wages and related
 expenses as a % of net
 operating revenues          60.35%     61.12%      60.43%      60.52%



BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

                              Quarter ended       Nine months ended
                              September 30,         September 30,
                           ------------------- -----------------------
                             2003      2002       2003        2002
                           --------- --------- ----------- -----------
REVENUES (In thousands)
--------

 NURSING FACILITIES:
    MEDICAID               $297,271  $280,301  $  844,828  $  827,456
    MEDICARE                110,448   117,108     340,575     360,031
    PRIVATE & OTHER          91,066    96,760     279,397     296,263
                           --------- --------- ----------- -----------
       SUBTOTAL             498,785   494,169   1,464,800   1,483,750

 AEGIS THERAPIES             20,044    13,612      55,444      37,700
 HOME CARE                   10,591     8,630      28,444      26,514
 OTHER                        1,704       912       4,756       1,122
                           --------- --------- ----------- -----------
           TOTALS          $531,124  $517,323  $1,553,444  $1,549,086
                           ========= ========= =========== ===========


PATIENT DAYS (In thousands)
------------

 MEDICAID                     2,433     2,486       7,154       7,356
 MEDICARE                       371       366       1,150       1,133
 PRIVATE & OTHER                585       618       1,740       1,861
                           --------- --------- ----------- -----------
           TOTALS             3,389     3,470      10,044      10,350
                           ========= ========= =========== ===========


PER DIEM RATE (Including Ancillaries)
-------------

 MEDICAID                  $ 120.28  $ 112.46  $   117.14  $   112.39
 MEDICARE - PART A           297.88    319.59      296.12      317.42
 PRIVATE & OTHER             153.23    145.79      151.76      146.14
                           --------- --------- ----------- -----------

           TOTALS(1)       $ 152.41  $ 146.21  $   150.34  $   146.71
                           ========= ========= =========== ===========

(1) Weighted Average Rates



BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

                              Quarter ended       Nine months ended
                              September 30,         September 30,
                           ------------------- -----------------------
                              2003      2002        2003        2002
                           --------- --------- ----------- -----------

WAGES & RELATED            $320,512  $316,179    $938,760    $937,448

PROVISION FOR INSURANCE
 AND RELATED ITEMS           33,639    20,460      99,206      77,309

SUPPLIES                     31,899    32,582      93,550      99,906

FOOD                         12,620    13,502      38,272      39,672

UTILITIES                    14,887    14,444      46,023      43,435

OTHER CONTROLLABLES          52,859    46,420     158,855     143,157

REAL ESTATE RENTAL           10,840    12,067      33,533      36,851

EQUIPMENT RENTAL              4,525     5,029      13,846      14,630

OTHER NONCONTROLLABLES        5,028     3,809      14,878      14,316
                           --------- --------- ----------- -----------

               TOTALS      $486,809  $464,492  $1,436,923  $1,406,724
                           ========= ========= =========== ===========



    CONTACT: Beverly Enterprises, Inc.
             Investor Contact:
             James M. Griffith, 479-201-5514
             or
             News Media Contact:
             Blair C. Jackson, 479-201-5263
             www.beverlynet.com